Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCES A SPECIAL MEETING OF STOCKHOLDERS

AND DATE OF FISCAL YEAR 2003 ANNUAL

STOCKHOLDERS MEETING

CLEARWATER, Fla., December 1, 2004 – Digital Lightwave, Inc. (Nasdaq: DIGL) today announced that on November 29, 2004, the Board of Directors of Digital Lightwave, Inc. (the “Company”) approved plans to hold the next Annual Meeting for fiscal year 2003 on January 14, 2005, and separately, a Special Meeting of the Stockholders of the Company during the first quarter of 2005.

Annual Stockholders Meeting – Fiscal Year 2003

The Company’s Annual Meeting of Stockholders for the fiscal year ended December 31, 2003, will be held on January 14, 2005, at the principal offices of the Company in Clearwater, Florida. Stockholders of record as of December 16, 2004, will be asked to vote on the routine election of members of the Board of Directors and the ratification of the appointment of the independent auditors for fiscal year 2004. The official Notice of Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, will be distributed to the Company’s stockholders in the coming weeks.

Special Meeting of the Stockholders

The Company filed today a Preliminary Proxy Statement detailing proposals which will be submitted for approval of the Company’s stockholders at the Special Meeting. The Board determined it would be in the best interests of the Company and its stockholders to hold a separate, Special Meeting to consider these important proposals, including:

•	Amendments to the Company’s 2001 Stock Option Plan;

•	Approval of the conversion feature of the debt held by Optel Capital LLC (“Optel”) that was issued on September 16, 2004, in connection with the restructuring of the Company’s indebtedness to Optel, and the issuance of common stock upon possible conversion of such debt; and

•	An amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

The Special Meeting is targeted to be held during the first quarter of 2005. The official Notice of Meeting and definitive Proxy Statement will be distributed to the Company’s stockholders following a review, if any, by the Securities and Exchange Commission.

James Green, Chief Executive Officer of the Company, commented, “The Company has made great strides this year in restructuring its debt with Optel and streamlining its operations. The proposals scheduled for vote at the planned Special Meeting represent the culmination of almost two years of hard work to better position the Company for the future.” Green added, “As we complete the business scheduled for the Special Meeting and the upcoming Annual Meeting, we look forward to returning thereafter to a routine schedule of holding Annual Meetings of Stockholders in the second quarter of each year.”

The solicitation of proxies for the Special Meeting and the Annual Meeting has not yet commenced, and this announcement shall not constitute a solicitation of proxies. The solicitation of proxies will be made only through the definitive proxy materials relating to the Special Meeting and the Annual Meeting that will be distributed to the Company’s stockholders. The Company urges investors and stockholders to read the definitive proxy materials carefully, because they will contain certain important information. These documents and amendments to these documents will be filed with the Securities and Exchange Commission (the “SEC”). When these and other documents are filed with the SEC, they may be obtained free of charge at the SEC’s web site at www.sec.gov.

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the “Company”) provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:	MEDIA CONTACT:
James Green	Pauline Daninos
Chief Executive Officer	Digital Lightwave, Inc.
Digital Lightwave, Inc.	Corporate Communications
727.519.2800	727.442.6677

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